UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

Agere Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397 (Commission File Number)	22-3746606 (IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania (Address of principal executive offices)	18109 (Zip Code)

(610) 712-1000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.03. Material Modification to Rights of Securityholders.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-3.1.1: CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION (RECLASSIFICATION AMENDMENT)
EX-3.1.2: CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION (REVERSE STOCK SPLIT AMENDMENT)
EX-3.1.3: CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION (ADMINISTRATIVE CHANGES AMENDMENT)
EX-3.1.4: RESTATED CERTIFICATE OF INCORPORATION (REFLECTING EACH OF THE ABOVE AMENDMENTS)
EX-3.2: BY-LAWS
EX-4.1: SPECIMEN COMMON STOCK CERTIFICATE
EX-4.2: FIRST AMENDMENT TO RIGHTS AGREEMENT
EX-4.3: SECOND AMENDMENT TO RIGHTS AGREEMENT
EX-4.4: AMENDED AND RESTATED RIGHTS AGREEMENT, INCLUDING THE FORM OF RIGHT CERTIFICATE
EX-4.5: SUPPLEMENTAL INDENTURE NO. 1 TO INDENTURE FOR OUR 6.5% CONVERTIBLE SUBORDINATED NOTES DUE 2009

Item 3.03. Material Modification to Rights of Securityholders.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01. Other Events.

     On May 27, 2005, we reclassified our Class A common stock and Class B common stock into a new, single class of common stock and effected a 1-for-10 reverse stock split. These transactions had previously been approved by our Board of Directors and stockholders and were effected by amendments to our certificate of incorporation. On that date, we also:

•	Amended our certificate of incorporation to make administrative changes

•	Amended our bylaws to reflect the reclassification, to provide that notices of special meetings of the Board of Directors may be given to Directors by e-mail and to provide that our independent auditor should be a registered public accounting firm rather than a certified public accountant

•	Amended and restated our rights agreement to reflect the reclassification and to remove provisions relating Lucent Technologies and our spin-off from Lucent that were no longer applicable

•	Entered into a supplemental indenture to the indenture relating to our 6.5% convertible subordinated notes due 2009 to reflect the reclassification and reverse stock split

Copies of each of the documents described above are filed as exhibits to this report.

     The statements below describe our new common stock and the related preferred share purchase rights.

 Common Stock

     General

     Our authorized capital stock consists of 1 billion shares of common stock, par value $.01 per share, and 250 million shares of preferred stock, par value $1.00 per share.

     Voting Rights

     For all matters to be voted on by our stockholders, the holders of common stock are entitled to one vote per share. Holders of shares of common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by the holders of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

     Dividends

     Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock.

     Other Rights

     On any liquidation, dissolution or winding up of us, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock are entitled to receive the same amount per share with respect to any distribution of assets to holders of shares of common stock.

     No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock or other securities.

Preferred Stock

     Our certificate of incorporation authorizes our board of directors to establish one or more series of our preferred stock which may have preference in certain respects over shares of our common stock, and to determine, with respect to any series of our preferred stock, the terms and rights of such series, including:

•	the designation of the series;

•	the number of shares of the series, which number our board of directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

•	whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•	the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the shares of the series; and

•	any other relative rights, preferences and limitations of such series.

     The authorized shares of our preferred stock, as well as shares of our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock, or in the amount of voting power, outstanding of at least 20%. If the approval of our stockholders is not required for the issuance of shares of our preferred stock or our common stock, our board of directors may determine not to seek stockholder approval.

     Series A Junior Participating Preferred Stock

     Shares of our Series A Junior Participating Preferred Stock have been reserved for issuance upon exercise of rights under our rights agreement. For a more detailed discussion of our amended and restated rights agreement and our Series A Junior Participating Preferred Stock, please see “Rights Agreement”.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

     Board of Directors

     Our certificate of incorporation provides that, except as otherwise fixed by or pursuant to the provisions of a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, the number of our directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, but shall not be less than three. Our directors, other than those who may be elected by the holders of our preferred stock, are classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor is duly elected and qualified.

     Our certificate of incorporation provides that, except as otherwise provided for or fixed by or pursuant to a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on our board resulting from death, resignation, disqualification, removal or other cause will be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our board, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock, any director may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

     No Stockholder Action by Written Consent; Special Meetings

     Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any of our preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by our board of directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the whole board of directors or by our chairman of the board, and any power of our stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board or the chairman of the board.

     Power of Board to Issue Preferred Stock

     Our board of directors could issue a series of our preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of us and our stockholders. Our board of directors, in so acting, could issue our preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

     Advance Notice Procedures

     Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. Our stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our board of directors, or by a stockholder who has given timely written notice to our secretary of such stockholder’s intention to bring such business before such meeting. Under our stockholder notice procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by our secretary not later than the close of business on the 45th calendar day nor earlier than the 75th calendar day prior to the first anniversary of the record date of stockholders entitled to vote at the preceding year’s annual meeting, except that, in the event that the record date is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 75th calendar day prior to such record date and not later than the close of business on the later of the 45th calendar day prior to such record date or the 10th calendar day following the day on which public announcement of such record date is first made by us. Notwithstanding the foregoing, in the event that the number of directors to be elected to our board of directors is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of our increased board of directors at least 55 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our secretary not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us.

     Under our stockholder notice procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by us not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

     In addition, under our stockholder notice procedure, a stockholder’s notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain the information required by our bylaws. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedure, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     Amendment

     Our certificate of incorporation provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend provisions of the certificate relating to: the requirement that stockholder action be taken at annual or special meetings and not by written consent; the number, election and term of our directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies; and the removal of directors. Our certificate further provides that the related bylaws described above, including the stockholder notice procedure, may be amended only by our board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class.

 Rights Agreement

     The statements below describe the material terms of the amended and restated rights agreement and reflect the impact of both our reclassification and our 1-for-10 reverse stock split. These statements are qualified in their entirety by reference to the rights agreement.

     Anti-takeover Effects

     The rights may have anti-takeover effects. If the rights become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in most cases. Accordingly, the existence of the rights may deter a potential acquiror from making a takeover proposal or tender offer. The rights should not interfere with any merger or other business combination approved by our board of directors since we may redeem the rights as described below and since a transaction approved by our board of directors would not cause the rights to become exercisable.

     Exercisability of Rights

     Under the rights agreement, one right attaches to each share of our common stock outstanding and, when exercisable, following the effectiveness of the reverse split, entitles the registered holder to purchase from us ten one-thousandths of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, at an initial purchase price of $100 per one one-thousandth of a preferred share, subject to customary antidilution adjustments. For a description of the terms of our Series A Junior Participating Preferred Stock, see
“—Series A Junior Participating Preferred Stock.” For the purposes of the rights agreement, an acquiring person is a person or group besides our company, prior to the distribution, who is the beneficial owner of 10% or more of the common stock then outstanding.

     The rights will not become exercisable until the earliest of:

•	10 days following a public announcement that a person or group has become an acquiring person;

•	10 days after our board of directors first determines that a person or group has become an acquiring person: or

•	such date, if any, as may be designated by our board of directors following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     Additionally, at any time a person or a group has become an acquiring person and we have registered the securities subject to the rights under the Securities Act, the flip-in or flip-over features of the rights or, at the discretion of our board of directors, the exchange features of the rights, may be exercised by any holder, except for such person or group.

     “Flip In” Feature

     In the event a person or group becomes an acquiring person, each holder of a right, except for such person or group, will have the right to acquire, upon exercise of the right, instead of ten one-

thousandths of a share of our Series A Preferred Stock, shares of our common stock, having a value equal to twice the exercise price multiplied by the number of one one-thousandths of a preferred share for which a right is then exercisable. For example, assuming that the purchase price of $100 is in effect on the date that the flip-in feature of the right is exercised, any holder of a right, except for the acquiring person, can exercise his or her right by paying us $1,000 in order to receive from us shares of common stock having a value equal to $2,000.

     “Exchange” Feature

     At any time after a person or group becomes an acquiring person, but is the beneficial owner of less than 50%, of our common shares then outstanding, our board of directors may, at its option, exchange all or some of the rights, except for those held by such person or group, for our common stock at an exchange ratio of one share of common stock per right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible rights holders would not have to pay a purchase price before receiving shares of our common stock.

     “Flip Over” Feature

     In the event we are acquired in a merger or other business combination transaction or 50% or more of our assets or our earning power and those of our subsidiaries, taken as a whole, are sold, each holder of a right, except for the acquiring person, will have the right to receive, upon exercise of the right, the number of shares of the acquiring company’s capital common stock having a value equal to twice the exercise price multiplied by the number of one one-thousandths of a preferred share for which a right is then exercisable.

     Redemption of Rights

     At any time before a person becomes an acquiring person our board of directors may redeem all of the outstanding rights at a redemption price of $0.10 per right, subject to adjustment. The right to exercise the rights, as described under “—Exercisability of Rights,” will terminate upon action of the board of directors ordering redemption, and at such time, the holders of the rights will have the right to receive only the redemption price for each right held.

     Amendment of Rights

     At any time before a person or group becomes an acquiring person, the terms of the existing rights agreement may be amended by our board of directors without the consent of the holders of the rights.

     However, at any time after a person or group becomes an acquiring person, our board of directors may not adopt amendments to the existing rights agreement without the consent of the holders of the rights that adversely affect the interests of holders of the rights or that alter the conditions for amending the rights agreement. Furthermore, once the rights are no longer redeemable, our board of directors may not adopt any amendment that would cause the rights again to be redeemable.

     Termination of Rights

     If not previously exercised, the rights will expire on March 27, 2011, unless we earlier redeem or exchange the rights or extend the final expiration date.

     Series A Junior Participating Preferred Stock

     In connection with the creation of the rights, as described above, our board of directors has authorized the issuance of shares of Preferred Stock as Series A Junior Participating Stock.

     We have designed the dividend, liquidation, voting and redemption features of our Series A Junior Participating Preferred Stock so that the value of ten one-thousandths of a share of our Series A Junior Participating Preferred Stock approximates the value of one share of our common stock. Shares of our Series A Junior Participating Preferred Stock may only be purchased after the rights have become exercisable, and each share of the Series A Junior Participating Preferred Stock:

•	is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

•	will have a preferential dividend in an amount equal to the greater of $1.00 or 100 times any dividend declared on each share of common stock;

•	in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to 100 times the payment made per share of common stock;

•	will have 100 votes, voting together with the common stock and any other capital stock with general voting rights; and

•	in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 100 times the amount and type of consideration received per share of common stock.

     The rights of our Series A Junior Participating Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Limitation of Liability and Indemnification Matters

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Our certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Our certificate of incorporation also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the General Corporation Law of the State of Delaware. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents.

     The General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the General Corporation Law of the State of Delaware as amended from time to time, for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware, which concerns unlawful payments of dividends, stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

Delaware Business Combination Statute

     Our certificate of incorporation contains a provision by which we expressly elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware, which is described below. Accordingly, we are not currently subject to Section 203. However, stockholders can approve an amendment to our certificate of incorporation to elect to be subject to Section 203 of the General Corporation Law of the State of Delaware.

     Section 203 of the General Corporation Law of the State of Delaware provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder became an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Except as otherwise set forth in Section 203, an interested stockholder is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

     Our election to not be subject to Section 203 may have positive or negative consequences, depending on the circumstances. If we were subject to Section 203, Section 203 might have made it more difficult for a person who would be an interested stockholder to effect various business combinations with us for a three-year period. Section 203 also might have had the effect of preventing changes in our management. It is possible that Section 203, if we had elected to be subject to it, could have made it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203, were it applicable, might have caused persons interested in acquiring us to negotiate in advance with our board of directors.

Transfer Agent and Registrar

     Computershare Investor Services, LLC is the transfer agent and registrar for our common stock.

New York Stock Exchange Listing

     Our common stock is listed on the New York Stock Exchange and trades under the symbol “AGR”.

  Preferred Share Purchase Rights.

     See “Rights Agreement” above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
3.1.1	Certificate of Amendment to Restated Certificate of Incorporation (Reclassification amendment).

3.1.2	Certificate of Amendment to Restated Certificate of Incorporation (Reverse stock split amendment).

3.1.3	Certificate of Amendment to Restated Certificate of Incorporation (Administrative changes amendment).

3.1.4	Restated Certificate of Incorporation (reflecting each of the above amendments).

3.2	Bylaws.

4.1	Specimen Common Stock Certificate.

4.2	First Amendment to Rights Agreement.

4.3	Second Amendment to Rights Agreement.

4.4	Amended and Restated Rights Agreement, including the form of right certificate.

4.5	Supplemental Indenture No. 1 to the Indenture for our 6.5% Convertible Subordinated Notes due 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: May 31, 2005	By: /s/	John W. Gamble, Jr.
	Name:	John W. Gamble, Jr.
	Title:	Executive Vice President
and Chief Financial Officer